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                                  EXHIBIT 4.1

                           ARTICLES OF INCORPORATION
                         CANADIAN NORTHERN LITES, INC.
               (FORMERLY UNIMEX TRANSNATIONAL CONSULTANTS, INC.)


                                                                           FILED
                           ARTICLES OF INCORPORATION          Secretary of State
                                       OF                                  Texas
                     Unimex Transnational Consultants, Inc.          JUN 09 1995
                                   (OF TEXAS)


                                  ARTICLE ONE
                      Name, Purpose and Period of Duration

Section 1.  The name of the corporation is Unimex Transnational Consultants,
Inc.

Section 2.  The period of its duration is perpetual.

Section 3. The purpose for which the corporation is organized is the transaction of any and all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.


                                  ARTICLE TWO
                     The Capital Shares of the Corporation

Section 1. The terms Shares and Stock shall, unless the context indicates otherwise, be used interchangeable to mean Shares of Stock in this Corporation.

Section 2. The corporation will not commence business until it has received for the issuance of its shares consideration of the value of not less than One Thousand Dollars ($1,000.00) consisting of money, labor done or property actually received.

Section 3. The Corporation shall be authorized to issue two classes of stock of the following kinds, series, aggregate amounts and par values:

         (a) Class A Common Voting Equity Stock: 100,000,000 Shares: Par Value $.001; and such shares to carry the short title "Common" Shares;

         (b)  Class B Convertible Preferred Non-Voting Equity Stock:  10,000,000
         Shares: Par Value $1; and such shares to carry the short title "Preferred" Shares.

Section 4. The Board of Directors shall be vested with authority to establish, within each Class Stock, such Series as it may deem appropriate, by fixing and determining the preferences, limitations and relative rights, including, without limitation, rights to convert to other classes or series of shares, specific equity, income and voting rights, and rights to representation by class or series on the Board of Directors for general or specific purposes.

Section 5. No Shares of Stock shall carry and no shareholder shall possess or enjoy any preemptive rights to acquire additional or treasury shares of the Corporation.

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Section 6.  No Shares of Stock shall carry and no shareholder shall possess or enjoy any cumulative voting rights in the election of Directors of the Corporation.

                                  ARTICLE FOUR
                      Initial and Transitional Provisions

Section 1. The initial and current Registered Agent/Office of the Corporation shall be Dan Sifford, 3131 Southwest Freeway, Number 42, Houston TX 77098.

Section 2. The number of directors constituting the Initial Board of Directors is two, and the names and addresses of the persons, who are to serve as directors until the Next annual meeting of the shareholders or until their successors are elected and qualified, are: KIRT W. JAMES, 24843 Del Prado, Suite 318, Dana Point CA 92629, and WILLIAM STOCKER, ATTORNEY AT LAW, 219 Broadway, Suite 261, Laguna Beach CA 92651.

Section 3. The name and address of the incorporator is: WILLIAM STOCKER, ATTORNEY AT LAW, 219 Broadway, Suite 261, Laguna Beach CA 92651.


                                  ARTICLE FIVE
                          Amendment of These Articles

      These Articles of Incorporation, including and Restatement thereof and Amendments thereto which shall have been duly adopted and filed, may be ammended or further amended in any manner consistent with Article 9.10 of the Texas Business and Corporations Act, including without limitation, by action without meeting, prior notice or vote, upon written consent setting forth such action, signed by the holders of shares having not less that the minimum number of votes that would have been necessary to take such action at a meeting at which the holders of all shares entitled to vote were present and voted.

      Dated and signed this day June 10, 1995.


                                WILLIAM STOCKER
                                Attorney at Law
                                  INCORPORATOR